Exhibit 99.1

BURLINGTON STORES REPORTS STRONG FIRST QUARTER SALES AND EARNINGS GROWTH, WELL AHEAD OF GUIDANCE. THIS REPRESENTS THE

14TH CONSECUTIVE QUARTER OF DOUBLE DIGIT EPS GROWTH

o
Total sales increased 14%, on top of 6% last year
o
Comparable store sales increased 6%
o
Net income was $115 million, and diluted EPS was $1.79
o
Excluding certain expenses associated with bankruptcy acquired leases:
▪
Adjusted EPS increased 26% to $2.10, well above guidance
▪
Full year adjusted EPS guidance is now $11.45 to $11.80

BURLINGTON, New Jersey; May 28, 2026 — Burlington Stores, Inc. (NYSE: BURL), a nationally recognized off-price retailer of high-quality, branded apparel, footwear, accessories, and merchandise for the home at everyday low prices, today announced its results for the first quarter ended May 2, 2026.

Michael O’Sullivan, CEO, stated, “We are pleased with our strong performance in the first quarter. Adjusted EPS grew 26% versus the first quarter of last year, which represented our 14th consecutive quarter of double digit EPS growth. This track record demonstrates our ability to consistently convert sales into operating margin expansion thereby driving strong earnings flow-through.”

Mr. O’Sullivan continued, “Total sales increased 14%, while comparable store sales increased 6%, well ahead of our guidance. Adjusted EBIT Margin increased 20 basis points, again well ahead of our guidance. This operating margin expansion was driven by ahead of plan sales, higher gross margin, and leverage on supply chain expenses.”

Mr. O’Sullivan continued, “We are raising our full year Fiscal 2026 sales and earnings guidance, passing through the entire upside from the first quarter to the full year. Our updated guidance is for comp store sales to increase 2% to 4%, and for EPS growth of 13% to 16%. These numbers underscore our ability to convert incremental comp sales into very strong earnings growth.”

Fiscal 2026 First Quarter Operating Results

•
Total sales increased 14% compared to the first quarter of Fiscal 2025 to $2,852 million, while comparable store sales increased 6% compared to the first quarter of Fiscal 2025.
•
Gross margin rate as a percentage of net sales was 44.1% vs. 43.8% for the first quarter of Fiscal 2025, an increase of 30 basis points. Merchandise margin expanded 20 basis points, while freight expense improved 10 basis points as a percentage of net sales.

•
Product sourcing costs, which are included in selling, general and administrative expenses (SG&A), were $216 million vs. $197 million in the first quarter of Fiscal 2025. Product sourcing costs include the costs of processing goods through our supply chain and buying costs.
•
SG&A was 34.7% as a percentage of net sales vs 34.7% in the first quarter of Fiscal 2025. Adjusted SG&A, excluding $7 million and $6 million of expenses, respectively, associated with bankruptcy acquired leases, was 26.8% as a percentage of net sales vs. 26.6% in the first quarter of Fiscal 2025.
•
The effective tax rate was 19.6% vs. 24.1% in the first quarter of Fiscal 2025. The Adjusted Effective Tax Rate was 20.1% vs. 24.1% in the first quarter of Fiscal 2025.
•
Net income was $115 million, or $1.79 per share vs. $101 million, or $1.58 per share for the first quarter of Fiscal 2025. Adjusted Net Income was $134 million, or $2.10 per share, vs. $107 million, or $1.67 per share for the first quarter of Fiscal 2025, excluding $5 million and $4 million, respectively, of expenses in each period, net of tax, associated with bankruptcy acquired leases.
•
Diluted weighted average shares outstanding amounted to 64.1 million during the quarter compared with 64.0 million during the first quarter of Fiscal 2025.
•
Adjusted EBITDA was $284 million vs. $244 million in the first quarter of Fiscal 2025, excluding $7 million and $6 million, respectively, of expenses in each period associated with bankruptcy acquired leases, an increase of 20 basis points as a percentage of sales. Adjusted EBIT was $179 million vs. $152 million in the first quarter of Fiscal 2025, excluding $7 million and $6 million of expenses, respectively, in each period associated with bankruptcy acquired leases, an increase of 20 basis points as a percentage of sales.

Inventory

•
Merchandise inventories were $1,444 million vs. $1,315 million at the end of the first quarter of Fiscal 2025, a 10% increase, driven by our 127 net new stores and a comparable store inventory increase of 11% compared to the first quarter of Fiscal 2025. Reserve inventory was 41% of total inventory at the end of the first quarter of Fiscal 2026 compared to 48% at the end of the first quarter of Fiscal 2025. Reserve inventory is largely composed of merchandise that is purchased opportunistically and will be sent to stores in future months or next season.

Liquidity and Debt

•
The Company ended the first quarter of Fiscal 2026 with $1,689 million in liquidity, comprised of $747 million in unrestricted cash and $942 million in availability on its ABL facility.
•
During the first quarter of Fiscal 2026, the Company entered into privately negotiated transactions to repurchase $111 million in principal amount of the Company’s outstanding 1.25% Convertible Notes. The total transaction value of $173 million was settled with $129 million in cash and the issuance of 150,831 shares of common stock.
•
The Company ended the first quarter with $1,917 million in outstanding total debt, including $1,716 million on its Term Loan facility, $186 million in Convertible Notes, and no borrowings on its ABL facility.

Common Stock Repurchases

•
During the first quarter of Fiscal 2026, the Company repurchased 257,906 shares of its common stock under its share repurchase program for $81 million. As of the end of the first quarter of Fiscal 2026, the Company had $304 million remaining on its current share repurchase program authorization.

Outlook

For Fiscal Year 2026 (the 52-weeks ending January 30, 2027), the Company now expects:

•
Total sales to increase in the range of 9% to 11% on top of the 9% increase during Fiscal 2025; this assumes comparable store sales will increase in the range of 2% to 4%, on top of the 2% increase during Fiscal 2025;
•
Capital expenditures, net of landlord allowances, to be approximately $875 million;
•
To open approximately 115 net new stores;
•
Depreciation and amortization to be approximately $465 million;
•
Adjusted EBIT margin to increase in the range of 10 to 30 basis points versus Fiscal 2025; excluding $10 million of anticipated expenses associated with bankruptcy acquired leases in Fiscal 2026 and $35 million in Fiscal 2025;
•
Net interest expense to be approximately $60 million;
•
An Adjusted Effective Tax Rate of approximately 25%; and
•
Adjusted EPS in the range of $11.45 to $11.80, as compared to $10.17 of Adjusted EPS last year; excluding $8 million, net of tax, of anticipated expenses associated with bankruptcy acquired leases in Fiscal 2026 and $26 million in Fiscal 2025. This assumes a fully diluted share count of approximately 64 million shares.

For the second quarter of Fiscal 2026 (the 13-weeks ending August 1, 2026), the Company expects:

•
Total sales to increase in the range of 10% to 12%; this assumes comparable store sales will increase in the range of 1% to 3% versus the second quarter of Fiscal 2025;
•
Adjusted EBIT margin to increase 30 to 60 basis points versus the second quarter of Fiscal 2025; excluding approximately $3 million of anticipated expenses associated with bankruptcy acquired leases in the second quarter of Fiscal 2026 and $11 million in the second quarter of Fiscal 2025;
•
An Adjusted Effective Tax Rate of approximately 23%; and
•
Adjusted EPS in the range of $2.05 to $2.20, as compared to $1.72 in Adjusted EPS last year; excluding $2 million, net of tax, of anticipated expenses associated with bankruptcy acquired leases in the second quarter of Fiscal 2026 and $8 million in the second quarter of Fiscal 2025.

The Company has not presented a quantitative reconciliation of the forward-looking non-GAAP financial measures set out above to their most comparable GAAP financial measures because it would require the Company to create estimated ranges on a GAAP basis, which would entail unreasonable effort. Adjustments required to reconcile forward-looking non-GAAP measures cannot be predicted with reasonable certainty but may include, among others, costs related to debt amendments, loss on extinguishment of debt, and impairment charges, as well as the tax effect of such items. Some or all of those adjustments could be significant.

Note Regarding Non-GAAP Financial Measures

The foregoing discussion of the Company’s operating results includes references to Adjusted SG&A, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings per Share (or Adjusted EPS), Adjusted EBIT (or Adjusted EBIT Margin), and Adjusted Effective Tax Rate. The Company believes these supplemental measures are useful in evaluating the performance of our business and provide greater transparency into our results of operations. In particular, we believe that excluding certain items that may vary substantially in frequency and magnitude from what we consider to be our core operating results are useful supplemental measures that assist investors and management in evaluating our ability to generate earnings and leverage sales, and to more readily compare core operating results between past and future periods.  These non-GAAP financial measures are defined and reconciled to the most comparable GAAP measures later in this document.

First Quarter 2026 Conference Call

The Company will hold a conference call on May 28, 2026 at 8:30 a.m. ET to discuss the Company’s first quarter results. The U.S. toll free dial-in for the conference call is 1-800-715-9871 (passcode: 8704025) and the international dial-in number is 1-646-307-1963. A live webcast of the conference call will also be available on the investor relations page of the company's website at www.burlingtoninvestors.com.

For those unable to participate in the conference call, a replay will be available after the conclusion of the call on May 28, 2026 beginning at 11:30 a.m. ET through 11:59 p.m. ET on June 4, 2026. The U.S. toll-free replay dial-in number is 1-800-770-2030 and the international replay dial-in number is 1-609-800-9909. The replay passcode is 8704025.

About Burlington Stores, Inc.

Burlington Stores, Inc., headquartered in New Jersey, is a nationally recognized off-price retailer with Fiscal 2025 net sales of $11.5 billion. The Company is a Fortune 500 company and its common stock is traded on the New York Stock Exchange under the ticker symbol “BURL.” The Company operated 1,242 stores as of the end of the first quarter of Fiscal 2026 in 47 states, Washington D.C. and Puerto Rico, principally under the name Burlington Stores. The Company’s stores offer an extensive selection of in-season, high-quality branded merchandise at up to 60% off other retailers' prices, including fashion-focused women’s apparel, menswear, youth apparel, baby, beauty, footwear, accessories, home, toys, gifts and coats.

For more information about the Company, visit www.burlington.com.

Investor Relations Contacts:

David J. Glick

Marisa Sharkey

855-973-8445
Info@BurlingtonInvestors.com

Allison Malkin

ICR, Inc.

203-682-8225

Safe Harbor for Forward-Looking and Cautionary Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this release, including those about the external environment, as well as statements describing our outlook for future periods, are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. We do not undertake to publicly update or revise our forward-looking statements, except as required by law, even if experience or future changes make it clear that any projected results expressed or implied in such statements will not be realized. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual events or results to differ materially from those we expected, including general economic conditions, such as inflation, and the domestic and international political situation and the related impact on consumer confidence and spending; competitive factors, including the scale and potential consolidation of some of our competitors, rise of e-commerce spending, pricing and promotional activities of major competitors, and an increase in competition within the markets in which we compete; seasonal fluctuations in our net sales, operating income and inventory levels; the reduction in traffic to, or the closing of, the other destination retailers in the shopping areas where our stores are located; our ability to identify changing consumer preferences and demand; our ability to meet evolving regulatory requirements and stakeholder expectations regarding environmental, social or governance matters; extreme and/or unseasonable weather conditions caused by climate change or otherwise adversely impacting demand; effects of public health crises, epidemics or pandemics; our ability to sustain our growth plans or successfully implement our long-range strategic plans; our ability to execute our opportunistic buying and inventory management process; our ability to optimize our existing stores or maintain favorable lease terms; the availability, selection and purchasing of attractive brand name merchandise on favorable terms; our ability to attract, train and retain quality employees and temporary personnel in sufficient numbers; labor costs and our ability to manage a large workforce; the solvency of parties with whom we do business and their willingness to perform their obligations to us; import risks, including tax and trade policies, tariffs and government regulations; disruption in our distribution network; our ability to protect our information systems against service interruption, misappropriation of data, breaches of security, or other cyber-related attacks; risks related to the methods of payment we accept; the success of our advertising and marketing programs in generating sufficient levels of customer traffic and awareness; damage to our corporate reputation or brand; impact of potential loss of executives or other key personnel; our ability to comply with existing and changing laws, rules, regulations and local codes; lack of or insufficient insurance coverage; issues with merchandise safety and shrinkage; our ability to comply with increasingly rigorous privacy and data security regulations; impact of legal and regulatory proceedings relating to us; use of social media by us or by third parties at our direction in violation of applicable laws and regulations; our ability to generate sufficient cash to fund our operations and service our debt obligations; our ability to comply with covenants in our debt agreements; the consequences of the possible conversion of our convertible notes; our reliance on dividends, distributions and other payments, advance and transfers of funds from our subsidiaries to meet our obligations; the volatility of our stock price; the impact of the anti-takeover provisions in our governing documents; impact of potential shareholder activism; and each of the factors that may be described from time to time in our filings with the U.S. Securities and Exchange Commission, including under the heading “Risk Factors” in our most recent Annual Report on Form 10-K. For each of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

BURLINGTON STORES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(All amounts in thousands, except per share data)

	Three Months Ended
	May 2,	May 3,
	2026	2025
REVENUES:
Net sales	$2,852,310	$2,500,075
Other revenue	4,151	3,945
Total revenue	2,856,461	2,504,020
COSTS AND EXPENSES:
Cost of sales	1,594,804	1,405,091
Selling, general and administrative expenses	989,374	868,058
Costs related to debt amendments and inducement charges	15,315	112
Depreciation and amortization	104,607	91,783
Impairment charges - long-lived assets	807	516
Other income - net	(1,449)	(5,510)
Interest income	(6,161)	(4,712)
Interest expense	16,495	15,810
Total costs and expenses	2,713,792	2,371,148
Income before income tax expense	142,669	132,872
Income tax expense	27,925	32,039
Net income	$114,744	$100,833

Diluted net income per common share	$1.79	$1.58

Weighted average common shares - diluted	64,144	64,005

BURLINGTON STORES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(All amounts in thousands)

	May 2,	January 31,	May 3,
	2026	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$747,355	$1,232,525	$371,092
Accounts receivable—net	113,984	105,296	106,726
Merchandise inventories	1,444,205	1,311,903	1,315,316
Assets held for disposal	2,917	3,364	23,717
Prepaid and other current assets	196,696	118,444	255,312
Total current assets	2,505,157	2,771,532	2,072,163
Property and equipment—net	3,262,011	3,164,218	2,698,789
Operating lease assets	3,637,851	3,624,786	3,415,265
Goodwill and intangible assets—net	285,064	285,064	285,064
Deferred tax assets	2,139	2,139	2,248
Other assets	84,972	71,318	76,368
Total assets	$9,777,194	$9,919,057	$8,549,897
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,050,057	$1,019,152	$914,578
Current operating lease liabilities	437,657	425,468	397,550
Other current liabilities	644,714	734,000	629,909
Current maturities of long term debt and other current debt	20,020	70,591	14,804
Total current liabilities	2,152,448	2,249,211	1,956,841
Long term debt	1,897,343	2,011,735	1,637,073
Long term operating lease liabilities	3,516,527	3,497,343	3,279,926
Other liabilities	74,720	75,738	74,104
Deferred tax liabilities	299,589	277,771	249,756
Stockholders' equity	1,836,567	1,807,259	1,352,197
Total liabilities and stockholders' equity	$9,777,194	$9,919,057	$8,549,897

BURLINGTON STORES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(All amounts in thousands)

	Three Months Ended
	May 2,	May 3,
	2026	2025
OPERATING ACTIVITIES
Net income	$114,744	$100,833
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	104,607	91,783
Deferred income taxes	19,955	(3,883)
Non-cash stock compensation expense	36,301	21,817
Non-cash lease expense	(1,327)	(2,002)
Cash received from landlord allowances	20,080	7,811
Inducement charges	15,315	—
Changes in assets and liabilities:
Accounts receivable	(9,780)	(18,701)
Merchandise inventories	(132,301)	(64,541)
Accounts payable	36,472	(118,535)
Other current assets and liabilities	(148,279)	(40,425)
Other long term assets and liabilities	1,727	(193)
Other operating activities	3,952	(2,872)
Net cash provided by (used in) operating activities	61,466	(28,908)
INVESTING ACTIVITIES
Cash paid for property and equipment	(288,723)	(409,700)
Lease acquisition costs	(923)	(8,404)
Net (removal costs) proceeds from sale of property and equipment and assets held for sale	(16)	5,421
Net cash used in investing activities	(289,662)	(412,683)
FINANCING ACTIVITIES
Proceeds from long term debt—ABL Line of Credit	—	100,000
Principal payments on long term debt—Term Loan Facility	(4,381)	(3,125)
Principal payment on long term debt— Convertible Notes	(128,638)	(156,158)
Purchase of treasury shares	(134,259)	(127,563)
Other financing activities	10,304	4,831
Net cash provided by financing activities	(256,974)	(182,015)
Decrease in cash and cash equivalents	(485,170)	(623,606)
Cash and cash equivalents at beginning of period	1,232,525	994,698
Cash and cash equivalents at end of period	$747,355	$371,092

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

(Amounts in thousands, except per share data)

The following tables calculate the Company’s Adjusted Net Income, Adjusted EPS, Adjusted EBITDA, Adjusted EBIT, Adjusted SG&A and Adjusted Effective Tax Rate, all of which are considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

Adjusted Net Income is defined as net income, exclusive of the following items, if applicable: (i) net favorable lease costs; (ii) costs related to debt amendments and inducement charges; (iii) impairment charges; (iv) amounts related to certain litigation matters; and (v) other unusual or non-recurring expenses, losses, charges or gains, all of which are tax effected to arrive at Adjusted Net Income.

Adjusted EPS is defined as Adjusted Net Income divided by the diluted weighted average shares outstanding, as defined in the table below.

Adjusted EBITDA is defined as net income, exclusive of the following items, if applicable: (i) interest expense; (ii) interest income; (iii) costs related to debt amendments and inducement charges; (iv) income tax expense; (v) depreciation and amortization; (vi) net favorable lease costs (vii) impairment charges; (viii) amounts related to certain litigation matters; and (ix) other unusual or non-recurring expenses, losses, charges or gains.

Adjusted EBIT (or Adjusted Operating Income) is defined as net income, exclusive of the following items, if applicable: (i) interest expense; (ii) interest income; (iii) costs related to debt amendments and inducement charges; (iv) income tax expense; (v) impairment charges; (vi) net favorable lease costs; (vii) amounts related to certain litigation matters; and (viii) other unusual or non-recurring expenses, losses, charges or gains.

Adjusted EBIT Margin (or Adjusted Operating Margin) is defined as Adjusted EBIT divided by net sales.

Adjusted SG&A is defined as SG&A less product sourcing costs, favorable lease costs and amounts related to certain litigation matters.

Adjusted Effective Tax Rate is defined as the GAAP effective tax rate less the tax effect of the reconciling items to arrive at Adjusted Net Income (footnote (f) in the table below).

The Company presents Adjusted Net Income, Adjusted EPS, Adjusted EBITDA, Adjusted EBIT (or Adjusted Operating Income), Adjusted EBIT Margin (or Adjusted Operating Margin), Adjusted SG&A and Adjusted Effective Tax Rate, because it believes they are useful supplemental measures in evaluating the performance of the Company’s business and provide greater transparency into the results of operations. In particular, the Company believes that excluding certain items that may vary substantially in frequency and magnitude from what the Company considers to be its core operating results are useful supplemental measures that assist in evaluating the Company’s ability to generate earnings and leverage sales, and to more readily compare core operating results between past and future periods.

The Company believes that these non-GAAP measures provide investors helpful information with respect to the Company’s operations and financial condition. Other companies in the retail industry may calculate these non-GAAP measures differently such that the Company’s calculation may not be directly comparable.

The following table shows the Company’s reconciliation of net income to Adjusted Net Income and Adjusted EPS for the periods indicated:

	(unaudited)
	(in thousands, except per share data)
	Three Months Ended
	May 2,	May 3,
	2026	2025
Reconciliation of net income to Adjusted Net Income:
Net income	$114,744	$100,833
Net favorable lease costs (a)	1,802	2,138
Costs related to debt amendments and inducement charges (b)	15,315	112
Impairment charges - long-lived assets	807	516
Litigation matters (c)	750	(416)
Tax effect (f)	(4,523)	(601)
Adjusted Net Income	$128,895	$102,582
Diluted weighted average shares outstanding (g)	64,144	64,005
Adjusted Earnings per Share	$2.01	$1.60

The following table shows the Company’s reconciliation of net income to Adjusted EBIT and Adjusted EBITDA for the periods indicated:

	(unaudited)
	(in thousands)
	Three Months Ended
	May 2,	May 3,
	2026	2025
Reconciliation of net income to Adjusted EBIT and Adjusted EBITDA:
Net income	$114,744	$100,833
Interest expense	16,495	15,810
Interest income	(6,161)	(4,712)
Net favorable lease costs (a)	1,802	2,138
Costs related to debt amendments and inducement charges (b)	15,315	112
Impairment charges - long-lived assets	807	516
Litigation matters (c)	750	(416)
Income tax expense	27,925	32,039
Adjusted EBIT	171,677	146,320
Depreciation and amortization	104,607	91,783
Adjusted EBITDA	$276,284	$238,103

The following table shows the Company’s reconciliation of SG&A to Adjusted SG&A for the periods indicated:

	(unaudited)
	(in thousands)
	Three Months Ended
	May 2,	May 3,
	2026	2025
Reconciliation of SG&A to Adjusted SG&A:
SG&A	$989,374	$868,058
Net favorable lease costs (a)	(1,802)	(2,138)
Product sourcing costs	(215,545)	(196,847)
Litigation matters (c)	(750)	416
Adjusted SG&A	$771,277	$669,489

The following table shows the reconciliation of the Company’s effective tax rates on a GAAP basis to the Adjusted Effective Tax Rates for the periods indicated:

	(unaudited)
	Effective Tax Rates
	Three Months Ended
	May 2,	May 3,
	2026	2025

Effective tax rate on a GAAP basis	19.6%	24.1%
Adjustments to arrive at Adjusted Effective Tax Rate (h)	0.5	—
Adjusted Effective Tax Rate	20.1%	24.1%

The following table shows the Company’s reconciliation of net income to Adjusted Net Income for the prior period Adjusted EPS amounts used in this press release for the periods indicated:

	(unaudited)
	(in thousands, except per share data)
	Three Months Ended	Fiscal Year Ended
	August 2, 2025	January 31, 2026
Reconciliation of net income to Adjusted Net Income:
Net income	$94,185	$610,153
Net favorable lease costs (a)	1,932	7,742
Costs related to debt amendments and inducement charges (b)	—	112
Impairment charges	1,580	9,857
Litigation matters (c)	6,750	4,175
Layaway liabilities (d)	—	(12,716)
Security tags (e)	—	11,657
Tax effect (f)	(2,690)	(5,297)
Adjusted Net Income	$101,757	$625,683
Diluted weighted average shares outstanding (g)	63,893	64,126
Adjusted Earnings per Share	$1.59	$9.76

(a) Net favorable lease costs represent the non-cash expense associated with favorable and unfavorable leases that were recorded as a result of purchase accounting related to the April 13, 2006 Bain Capital acquisition of Burlington Coat Factory Warehouse Corporation. These expenses are recorded in the line item “Selling, general and administrative expenses” in our Condensed Consolidated Statements of Income.

(b) Fiscal 2026 amount represents an inducement charge related to the Company's exchange of certain of the 2027 Convertible Notes during the first quarter of Fiscal 2026. Fiscal 2025 amount relates to the settlement of the 2025 Convertible Notes during the first quarter of Fiscal 2025.

(c) Relates to the final settlements and amounts charged for certain litigation matters.

(d) Represents a one-time settlement of certain layaway liabilities on our Fiscal 2025 Consolidated Balance Sheet, resulting in a gain.

(e) Represents a one-time write-off to amortization related to certain merchandise security tags on our Fiscal 2025 Consolidated Balance Sheet.

(f) Tax effect is calculated based on the effective tax rates (before discrete items) for the respective periods, adjusted for the tax effect for the impact of items (a) through (e).

(g) Diluted weighted average shares outstanding starts with basic shares outstanding and adds back any potentially dilutive securities outstanding during the period.

(h) Adjustments for items excluded from Adjusted Net Income. These items have been described in the table above reconciling GAAP net income to Adjusted Net Income.